K R A M E R   L E V I N   N A F T A L I S   &   F R A N K E L   llp
November 28, 2005
Old Mutual Advisor Funds
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Re:	Old Mutual Advisor Funds Post-Effective Amendment No. 9 File Nos. 333-116057; 811-21587
Ladies and Gentlemen:
          We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 6 to Registration Statement No. 333-116057 on Form N-1A.
Very truly yours,
/s/ Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas   New York NY 10036-2714   Phone 212.715.9100   Fax 212.715.8000   www.kramerlevin.com
also at 47 Avenue Hoche   75008 Paris France
in alliance with Berwin Leighton Paisner:   London * Brussels